THIRD QUARTER 2019

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Third Quarter 2019 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition expenses	Noninterest expense: various	$(9.0) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

Corporate	Restructuring, repositioning, and efficiency initiatives	Noninterest expense: various	$(7.8) million	Pre-tax expense associated with professional fees and severance-related costs associated with efficiency initiatives

Fixed Income	Legal matters	Noninterest expense: various	$(7.5) million	Pre-tax net impact related to the resolution of legal matters

Corporate	Visa derivative valuation adjustments	Noninterest expense: other	$(4.0) million	Pre-tax negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares

Corporate	Rebranding expenses	Noninterest expense: various	$(3.1) million	Pre-tax expense associated with technology-related expenses, professional fees, and marketing and advertising expenses

Third Quarter 2019 vs. Second Quarter 2019

Consolidated
● Diluted EPS of $.35 in 3Q19 and 2Q19

● Total revenue up 2%

● Fee income up 9% due to higher fixed income revenue, fees from derivative sales, and deposit fees

● NII down from the negative impact of interest rates (including LIBOR and Prime) and lower loan accretion, somewhat offset by higher commercial loan balances

● NIM of 3.21% in 3Q19 compared to 3.34% in 2Q19; decrease primarily due to a decline in LIBOR and lower loan accretion

●    Loan loss provision of $15 million in 3Q19, up from $13 million in 2Q19

●    Expenses up 2% due to a net increase in litigation expenses and negative Visa derivative valuation adjustments, somewhat offset by lower restructuring-, rebranding- and personnel-related expenses

●    Average loan growth of 5%; Average deposit growth of 1%

(Thousands, except per share data)	3Q19	2Q19	Change
Income Statement
Net interest income	$300,676	$303,610	(1)%
Noninterest income	171,735	157,993	9%
Total revenues	472,411	461,603	2%
Provision for loan losses	15,000	13,000	15%
Noninterest expense	307,672	300,394	2%
Income before income taxes	149,739	148,209	1%
Provision for income taxes	35,796	34,467	4%
Net income/(loss)	$113,943	$113,742	*
Diluted EPS	$0.35	$0.35	*

Balance Sheet (millions)
Average Loans	$30,016	$28,672	5%
Average Deposits	32,371	31,964	1%
* Amount is less than one percent.

Regional Banking
●       Strong loan growth
   ● Loan growth due to increases in C&I and specialty areas, with particular strength in loans to mortgage companies
   ● NII up from commercial loan growth, and more days in 3Q19, somewhat offset by lower accretion

●    Fee income up 5% due to fees from derivative sales and deposit fees

●    Provision expense primarily driven by a charge-off associated with a single unreserved commercial credit, commercial loan growth, and modest grade migration
      ●   Net charge-offs were $17.1 million in 3Q19, up from $7.8 million

●    Expense flat as a decrease in personnel expenses was offset by higher professional fees related to strategic initiatives and development costs

(Thousands)	3Q19	2Q19	Change
Net interest income	$302,370	$297,339	2%
Noninterest income	85,776	81,475	5%
Total revenues	388,146	378,814	2%
Provision for loan losses	20,472	17,775	15%
Noninterest expense	193,211	193,268	*
Income before income taxes	$174,463	$167,771	4%
PPNR (a)	194,935	185,546	5%

Balance Sheet (millions)
Average loans	$28,958	$27,533	5%
Average deposits	30,044	29,954	*
* Amount is less than one percent.
(a) Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

Fixed Income
● Decline in interest rates, rate outlook, and market volatility favorably impacted 3Q19 activity

●     3Q19 ADR of $994 thousand, compared to ADR of $866 thousand in 2Q19, up 15% with growth across multiple trading desks

● Other product revenue up $3.1 million from derivative and loan sales

● Expense increase largely driven by the net impact of the resolution of legal matters, coupled with higher variable compensation associated with increased revenues

(Thousands)	3Q19	2Q19	Change
Net interest income	$5,309	$6,171	(14)%
Noninterest income	77,809	65,622	19%
Total revenues	83,118	71,793	16%
Noninterest expense	67,787	55,770	22%
Income before income taxes	$15,331	$16,023	(4)%

FHN PERFORMANCE HIGHLIGHTS (continued)

Third Quarter 2019 vs. Second Quarter 2019 (continued)

Corporate

●    NII negatively impacted by lower average balances of securities and cash and declining rates

●    Expense decrease driven by lower restructuring costs associated with efficiency initiatives and rebranding-related expenses, somewhat offset by $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares

(Thousands)	3Q19	2Q19	Change
Net interest income	$(13,225)	$(7,034)	(88)%
Noninterest income	7,359	9,400	(22)%
Total revenues	(5,866)	2,366	NM
Noninterest expense	41,993	55,500	(24)%
Income before income taxes	$(47,859)	$(53,134)	10%
NM - Not meaningful

Non-Strategic
●  Non-Strategic results reflect continuing wind-down of the loan portfolio

●    Fee income in 2Q19 includes a $1.1 million gain on the sale and payoff of TRUPS loans

●    2Q19 includes an $8.3 million favorable expense reversal related to the resolution of legal matters

(Thousands)	3Q19	2Q19	Change
Net interest income	$6,222	$7,134	(13)%
Noninterest income	791	1,496	(47)%
Total revenues	7,013	8,630	(19)%
Provision for loan losses	(5,472)	(4,775)	(15)%
Noninterest expense	4,681	(4,144)	NM
Income before income taxes	$7,804	$17,549	(56)%

Balance Sheet
Average loans	$935	$1,011	(8)%
NM - Not meaningful

Asset Quality
●    Increase in reserves primarily driven by loan growth within the commercial portfolio and modest grade migration - some of which is associated with two credits that moved to individually impaired; these increases were partially offset by declining balances in the non-strategic portfolio

●    Increase in net charge-offs driven by two commercial credits, one of which was reserved in 2Q19

●    Nonperforming loans decreased $32.1 million, primarily driven by one mortgage warehouse lending relationship that converted to the underlying collateral

●    Increase in 30+ delinquencies primarily driven by one commercial credit

(Thousands)	3Q19	2Q19	Change
Allowance for loan losses	$193,149	$192,749	*
Allowance / loans %	0.62%	0.65%
Net Charge-offs	$14,600	$5,162	NM
Net charge-offs %	0.19%	0.07%
Nonperforming Loans (a)	$172,495	$204,586	(16)%
NPL %	0.55%	0.69%
30+ delinquencies	$70,675	$58,861	20%
30+ delinquencies %	0.23%	0.20%
NM - Not meaningful
* Amount is less than one percent.
(a) Excludes loans held-for-sale.

Capital and Liquidity
● Declared quarterly dividend of $.14 in 3Q19; dividend payout of 40%

● Repurchased 1.8 million shares (weighted average price - $15.73) in 3Q19 compared to 3.5 million shares (weighted average price - $14.30) in 2Q19

● $270.7 million remaining authorization under the stock purchase authorization first announced in January 2018, currently scheduled to expire January 31, 2021

● 3Q19 decrease in risk-based capital ratios largely driven by an increase in risk-weighted assets driven by period-end commercial loan growth

(millions)	3Q19	2Q19	Change
Common dividends declared (a)	$43.5	$43.7	*
Preferred dividends declared	$1.6	$1.6	*
Share repurchases	$28.2	$50.2	(44)%
Capital Ratios (b)
Common Equity Tier 1	8.99%	9.25%
Tier 1	9.95%	10.24%
Total Capital	10.99%	11.34%
Leverage	9.05%	9.04%
* Amount is less than one percent.
(a) 3Q19 common dividends paid October 1, 2019; 2Q19 common dividends paid July 1, 2019.
(b) Regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate.

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						3Q19 Changes vs.
(Dollars in thousands, except per share data)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Interest income	$407,494	$412,089	$400,615	$401,186	$393,669	(1)%	4%
Less: interest expense	106,818	108,479	106,107	98,674	87,969	(2)%	21%
Net interest income	300,676	303,610	294,508	302,512	305,700	(1)%	(2)%
Provision/(provision credit) for loan losses	15,000	13,000	9,000	6,000	2,000	15%	NM
Net interest income after provision for loan losses	285,676	290,610	285,508	296,512	303,700	(2)%	(6)%
Noninterest income:
Fixed income (a)	77,645	66,414	53,749	39,866	44,813	17%	73%
Deposit transactions and cash management (b)	34,379	32,374	31,621	25,422	35,792	6%	(4)%
Brokerage, management fees and commissions	14,157	14,120	12,633	13,380	14,200	*	*
Trust services and investment management	7,163	7,888	7,026	6,959	7,438	(9)%	(4)%
Bankcard income	7,017	6,355	6,952	7,570	7,744	10%	(9)%
Bank-owned life insurance	4,427	5,126	4,402	4,852	4,337	(14)%	2%
Securities gains/(losses), net (c)	97	49	31	(28)	212,859	98%	NM
Other (d)	26,850	25,667	24,631	12,253	21,789	5%	23%
Total noninterest income	171,735	157,993	141,045	110,274	348,972	9%	(51)%
Adjusted gross income after provision for loan losses	457,411	448,603	426,553	406,786	652,672	2%	(30)%
Noninterest expense:
Employee compensation, incentives, and benefits (e)	167,022	171,643	177,925	156,240	164,839	(3)%	1%
Repurchase and foreclosure provision (f)	(22)	(530)	(455)	(153)	(562)	96%	96%
Legal fees (g)	4,854	6,486	2,831	3,479	2,541	(25)%	91%
Professional fees (g)	14,910	11,291	12,299	8,842	9,270	32%	61%
Occupancy (g)	18,887	20,719	20,693	22,053	20,002	(9)%	(6)%
Computer software	15,191	15,001	15,139	14,656	15,693	1%	(3)%
Contract employment and outsourcing	3,256	3,078	3,371	4,248	4,314	6%	(25)%
Operations services	11,634	11,713	11,488	12,945	13,121	(1)%	(11)%
Equipment rentals, depreciation, and maintenance	8,197	8,375	8,829	8,983	9,423	(2)%	(13)%
FDIC premium expense (h)	5,564	4,247	4,273	5,200	7,850	31%	(29)%
Advertising and public relations	6,646	5,574	7,242	7,718	8,365	19%	(21)%
Communications and courier	5,650	7,380	6,453	7,256	7,014	(23)%	(19)%
Amortization of intangible assets	6,206	6,206	6,216	6,461	6,460	*	(4)%
Other (d)	39,677	29,211	19,786	24,004	25,701	36%	54%
Total noninterest expense	307,672	300,394	296,090	281,932	294,031	2%	5%
Income before income taxes	149,739	148,209	130,463	124,854	358,641	1%	(58)%
Provision for income taxes (i)	35,796	34,467	27,058	24,049	83,925	4%	(57)%
Net income/(loss)	113,943	113,742	103,405	100,805	274,716	*	(59)%
Net income attributable to noncontrolling interest	2,883	2,852	2,820	2,910	2,883	1%	*
Net income/(loss) attributable to controlling interest	111,060	110,890	100,585	97,895	271,833	*	(59)%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$109,510	$109,340	$99,035	$96,345	$270,283	*	(59)%
Common Stock Data
EPS (c)	$0.35	$0.35	$0.31	$0.30	$0.83	*	(58)%
Basic shares (thousands)	311,888	314,063	317,435	321,505	324,406	(1)%	(4)%
Diluted EPS (c)	$0.35	$0.35	$0.31	$0.30	$0.83	*	(58)%
Diluted shares (thousands)	313,805	315,786	319,581	323,885	327,252	(1)%	(4)%
Key Ratios & Other
Return on average assets (annualized) (c) (j)	1.08%	1.11%	1.03%	0.99%	2.72%
Return on average common equity (“ROCE”) (annualized) (c) (j)	9.50%	9.79%	9.09%	8.81%	25.41%
Return on average tangible common equity (“ROTCE”) (annualized) (c) (j) (k)	14.49%	15.12%	14.17%	13.80%	40.51%
Fee income to total revenue (j)	36.34%	34.22%	32.38%	26.72%	30.81%
Efficiency ratio (j)	65.14%	65.08%	67.99%	68.30%	66.55%
Average full time equivalent employees	5,116	5,287	5,524	5,563	5,623
NM - Not meaningful
* Amount is less than one percent.

(a)	2Q19 and 3Q18 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures in 3Q18.

(d)	Refer to the Other Income and Other Expense table on page 7 for additional information.

(e)
3Q19, 2Q19 and 1Q19 include severance-related costs associated with efficiency initiatives, refer to the Restructuring expense table on page 8 for additional information; 1Q19 and 4Q18 include $6.2 million and $(7.1) million, respectively, of deferred compensation expense.

(f) Expense reversals driven by the settlements/recoveries of certain repurchase claims.

(g)	Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances.
(h) 4Q18 decrease due to the end of the FDIC assessment surcharge.

(i)	3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares.

(j)	See Glossary of Terms for definitions of Key Ratios.

(k)	This non-GAAP measure is reconciled to ROCE (GAAP) in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						3Q19 Changes vs.
(Thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Other Income
ATM and interchange fees	$4,507	$4,262	$3,241	$3,411	$3,263	6%	38%
Dividend income	1,556	1,809	2,313	2,425	2,757	(14)%	(44)%
Electronic banking fees	1,288	1,267	1,271	1,393	1,309	2%	(2)%
Letter of credit fees	1,400	1,253	1,368	1,447	1,307	12%	7%
Mortgage banking	2,019	2,572	1,886	3,077	2,533	(22)%	(20)%
Deferred compensation (a)	472	1,938	5,474	(6,124)	1,458	(76)%	(68)%
Insurance commissions	577	566	624	467	396	2%	46%
Other service charges	5,738	5,624	3,869	3,513	3,758	2%	53%
Gain/(loss) on extinguishment of debt	(6)	—	(1)	(14)	(1)	NM	NM
Other (b)	9,299	6,376	4,586	2,658	5,009	46%	86%
Total	$26,850	$25,667	$24,631	$12,253	$21,789	5%	23%

Other Expense
Litigation and regulatory matters	$11,534	$(8,230)	$13	$35	$(1,541)	NM	NM
Tax credit investments	407	267	675	1,126	1,370	52%	(70)%
Travel and entertainment	2,849	2,906	2,712	4,340	3,988	(2)%	(29)%
Employee training and dues	1,003	1,251	1,457	1,908	1,682	(20)%	(40)%
Customer relations (c)	3,165	1,540	1,599	1,834	1,328	NM	NM
Miscellaneous loan costs	1,017	857	1,027	1,012	543	19%	87%
Supplies	1,668	1,342	1,804	1,459	1,635	24%	2%
OREO	342	25	(366)	456	1,256	NM	(73)%
Other insurance and taxes	2,475	2,495	2,694	1,506	2,761	(1)%	(10)%
Non-service components of net periodic pension and post retirement cost	986	559	432	1,632	1,585	76%	(38)%
Other (d)	14,231	26,199	7,739	8,696	11,094	(46)%	28%
Total	$39,677	$29,211	$19,786	$24,004	$25,701	36%	54%
NM - Not meaningful

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(b)
3Q19 and 2Q19 increase due in large part to higher fees from derivative sales in the Regional Banking segment; 3Q19 and 3Q18 include $1.0 million and $.8 million, respectively, of gains on the sales of buildings; 4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment.

(c)	3Q19 increase driven by higher development costs.

(d)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

ACQUISITION EXPENSE
Quarterly, Unaudited

						3Q19 Changes vs.
	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

(Thousands)
Legal and professional fees (a)	$3,507	$4,478	$1,867	$3,122	$4,593	(22)%	(24)%
Employee compensation, incentives, and benefits (b)	1,473	1,472	1,517	2,543	3,112	*	(53)%
Occupancy (c)	(76)	1,505	118	2,885	115	NM	NM
Contract employment and outsourcing (d)	223	17	—	(20)	599	NM	(63)%
Miscellaneous expense (e)	1,022	79	1,069	1,130	1,381	NM	(26)%
All other expense (f)	2,840	1,096	1,089	2,040	1,549	NM	83%
Total acquisition expense	$8,989	$8,647	$5,660	$11,700	$11,349	4%	(21)%
NM - Not meaningful
* Amount is less than one percent.

(a)	Primarily comprised of fees for legal, accounting, and merger consultants.

(b)	Primarily comprised of fees for severance and retention.

(c)	Primarily relates to fees associated with lease exit accruals.

(d)	Primarily relates to fees for temporary assistance for merger and integration activities.

(e)
Consists of fees for operations services, communications and courier, equipment rentals, deprecation and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(f)	Primarily relates to contract termination charges, costs of shareholder matters and asset impairments related to integration, as well as other miscellaneous expenses.

RESTRUCTURING EXPENSE
Quarterly, Unaudited

				3Q19 Changes vs.
	3Q19	2Q19	1Q19	2Q19

(Thousands)
Legal and professional fees	$6,488	$4,242	$4,295	53%
Employee compensation, incentives, and benefits	1,182	2,557	6,505	(54)%
Occupancy	(128)	72	817	NM
All other expense (a)	300	11,797	535	(97)%
Total restructuring expense	$7,842	$18,668	$12,152	(58)%
NM - Not meaningful

(a)	Primarily relates to costs associated with asset impairments.

REBRANDING EXPENSE
Quarterly, Unaudited

			3Q19 Changes vs.
	3Q19	2Q19	2Q19

(Thousands)
Legal and professional fees	$879	$882	*
Advertising and public relations	663	423	57%
Supplies	105	325	(68)%
Miscellaneous expense	145	38	NM
All other expense (a)	1,322	7,406	(82)%
Total rebranding expense	$3,114	$9,074	$(66)%
NM - Not meaningful
* Amount is less than one percent.

(a)	Primarily relates to costs associated with fixed asset impairments and technology-related expenses.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						3Q19 Changes vs.
(Thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Assets:
Investment securities	$4,425,845	$4,425,609	$4,626,322	$4,636,470	$4,618,383	*	(4)%
Loans held-for-sale (a)	554,843	447,106	594,662	679,149	725,651	24%	(24)%
Loans, net of unearned income	31,260,833	29,712,810	27,990,048	27,535,532	27,350,214	5%	14%
Federal funds sold	48,747	50,705	167,602	237,591	113,722	(4)%	(57)%
Securities purchased under agreements to resell	697,214	602,919	474,679	386,443	687,437	16%	1%
Interest-bearing cash (b)	364,412	593,180	1,013,254	1,277,611	531,681	(39)%	(31)%
Trading securities	1,395,043	1,668,942	1,681,727	1,448,168	1,930,991	(16)%	(28)%
Total earning assets	38,746,937	37,501,271	36,548,294	36,200,964	35,958,079	3%	8%
Cash and due from banks	749,719	596,081	570,589	781,291	642,051	26%	17%
Fixed income receivables (c)	209,732	147,574	46,782	38,861	177,802	42%	18%
Goodwill	1,432,787	1,432,787	1,432,787	1,432,787	1,409,822	*	2%
Other intangible assets, net	136,406	142,612	148,818	155,034	161,495	(4)%	(16)%
Premises and equipment, net	451,600	454,271	484,494	494,041	506,453	(1)%	(11)%
Other real estate owned ("OREO")	20,181	19,286	23,396	25,290	28,628	5%	(30)%
Allowance for loan losses	(193,149)	(192,749)	(184,911)	(180,424)	(185,959)	*	4%
Derivative assets	250,786	185,521	118,128	81,475	54,476	35%	NM
Other assets (d)	1,912,685	1,885,116	1,910,626	1,802,939	1,883,077	1%	2%
Total assets	$43,717,684	$42,171,770	$41,099,003	$40,832,258	$40,635,924	4%	8%

Liabilities and Equity:
Deposits:
Consumer interest	$13,670,204	$13,705,969	$13,707,310	$13,327,104	$12,800,892	*	7%
Commercial interest	6,211,539	6,660,056	6,729,999	6,172,159	5,735,486	(7)%	8%
Market-indexed (e)	3,794,105	3,855,545	4,062,531	5,042,412	4,445,826	(2)%	(15)%
Total interest-bearing deposits	23,675,848	24,221,570	24,499,840	24,541,675	22,982,204	(2)%	3%
Noninterest-bearing deposits	8,268,812	8,086,748	7,963,048	8,141,317	8,025,881	2%	3%
Total deposits	31,944,660	32,308,318	32,462,888	32,682,992	31,008,085	(1)%	3%
Federal funds purchased	936,837	666,007	339,360	256,567	437,474	41%	NM
Securities sold under agreements to repurchase	735,226	764,308	745,788	762,592	678,510	(4)%	8%
Trading liabilities	719,777	558,347	429,669	335,380	739,694	29%	(3)%
Other short-term borrowings (f)	2,276,139	865,347	140,832	114,764	1,069,912	NM	NM
Term borrowings (g)	1,195,096	1,186,646	1,177,926	1,170,963	1,200,134	1%	*
Fixed income payables (c)	66,842	66,369	100,290	9,572	36,939	1%	81%
Derivative liabilities	83,530	88,485	107,123	133,713	170,324	(6)%	(51)%
Other liabilities (d)	763,534	741,862	748,606	580,335	552,921	3%	38%
Total liabilities	38,721,641	37,245,689	36,252,482	36,046,878	35,893,993	4%	8%
Equity:
Common stock	194,487	195,299	197,101	199,108	202,464	*	(4)%
Capital surplus	2,925,309	2,941,696	2,983,948	3,029,425	3,101,102	(1)%	(6)%
Undivided profits	1,725,846	1,660,520	1,595,568	1,542,408	1,484,959	4%	16%
Accumulated other comprehensive loss, net	(240,654)	(262,489)	(321,151)	(376,616)	(437,649)	(8)%	(45)%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,996,043	4,926,081	4,846,521	4,785,380	4,741,931	1%	5%
Total liabilities and equity	$43,717,684	$42,171,770	$41,099,003	$40,832,258	$40,635,924	4%	8%
NM - Not meaningful
*Amount is less than one percent.

(a)	3Q19 includes $449.1 million of SBA and USDA loans, $100.3 million of mortgage loans, and $5.5 million of other consumer loans.

(b)	Includes excess balances held at Fed.

(c)	Period-end balances fluctuate based on the level of pending unsettled trades.

(d)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in approximately $180 million of lease assets and approximately $200 million of lease liabilities being added to the balance sheet.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	4Q18 decrease includes the retirement of $35.1 million of TRUPS debt.

(h)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						3Q19 Changes vs.
(Thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I) (a)	$18,965,829	$17,952,866	$16,428,088	$15,952,608	$16,038,920	6%	18%
Commercial real estate (a)	4,269,425	3,910,466	3,959,592	4,170,186	4,226,580	9%	1%
Consumer real estate	6,094,274	6,109,805	6,194,147	6,274,799	6,199,910	*	(2)%
Permanent mortgage	189,214	200,234	216,037	228,184	348,922	(6)%	(46)%
Credit card and other	497,646	498,790	515,436	528,866	532,890	*	(7)%
Total loans, net of unearned income (b)	30,016,388	28,672,161	27,313,300	27,154,643	27,347,222	5%	10%
Loans held-for-sale (c)	455,239	606,685	670,401	714,388	727,508	(25)%	(37)%
Investment securities:
U.S. treasuries	100	99	99	98	98	1%	2%
U.S. government agencies	4,289,719	4,461,712	4,494,814	4,489,625	4,594,639	(4)%	(7)%
States and municipalities	49,025	41,911	33,400	27,573	14,332	17%	NM
Corporate bonds	50,414	64,720	65,194	65,033	65,505	(22)%	(23)%
Other	18,837	14,609	10,249	11,421	7,307	29%	NM
Total investment securities	4,408,095	4,583,051	4,603,756	4,593,750	4,681,881	(4)%	(6)%
Trading securities	1,391,405	1,564,201	1,443,969	1,634,726	1,501,857	(11)%	(7)%
Other earning assets:
Federal funds sold	21,225	47,664	113,043	43,752	43,396	(55)%	(51)%
Securities purchased under agreements to resell	550,641	593,412	428,687	609,891	764,743	(7)%	(28)%
Interest-bearing cash (d)	545,784	648,927	1,717,696	1,073,540	486,280	(16)%	12%
Total other earning assets	1,117,650	1,290,003	2,259,426	1,727,183	1,294,419	(13)%	(14)%
Total earning assets	37,388,777	36,716,101	36,290,852	35,824,690	35,552,887	2%	5%
Allowance for loan losses	(196,586)	(188,243)	(182,332)	(186,978)	(186,204)	4%	6%
Cash and due from banks	596,323	590,622	610,470	615,199	597,578	1%	*
Fixed income receivables	75,938	64,958	55,393	56,519	54,176	17%	40%
Premises and equipment, net	451,567	478,607	485,462	499,867	518,017	(6)%	(13)%
Derivative assets	160,341	83,050	55,288	38,449	31,322	93%	NM
Other assets (e)	3,464,541	3,497,912	3,568,059	3,454,782	3,509,257	(1)%	(1)%
Total assets	$41,940,901	$41,243,007	$40,883,192	$40,302,528	$40,077,033	2%	5%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$13,670,745	$13,597,195	$13,390,692	$12,965,734	$12,663,181	1%	8%
Commercial interest	6,321,835	6,599,793	6,577,476	5,900,136	5,580,371	(4)%	13%
Market-indexed (f)	4,143,012	3,818,949	4,734,295	4,947,192	4,486,335	8%	(8)%
Total interest-bearing deposits	24,135,592	24,015,937	24,702,463	23,813,062	22,729,887	*	6%
Federal funds purchased	886,445	519,497	370,868	334,036	454,670	71%	95%
Securities sold under agreements to repurchase	722,815	691,490	688,765	710,898	720,716	5%	*
Trading liabilities	501,203	548,653	375,169	543,696	702,026	(9)%	(29)%
Other short-term borrowings (g)	535,585	650,387	114,474	244,413	861,865	(18)%	(38)%
Term borrowings	1,185,853	1,183,205	1,172,618	1,172,405	1,235,166	*	(4)%
Total interest-bearing liabilities	27,967,493	27,609,169	27,424,357	26,818,510	26,704,330	1%	5%
Noninterest-bearing deposits	8,235,806	7,947,607	7,795,015	8,034,692	8,117,349	4%	1%
Fixed income payables	33,059	25,579	21,978	19,858	17,582	29%	88%
Derivative liabilities	19,632	61,715	94,943	147,075	114,211	(68)%	(83)%
Other liabilities (e)	722,570	729,776	737,664	551,695	512,259	(1)%	41%
Total liabilities	36,978,560	36,373,846	36,073,957	35,571,830	35,465,731	2%	4%
Equity:
Common stock	194,930	196,319	198,460	201,006	202,852	(1)%	(4)%
Capital surplus	2,934,276	2,964,824	3,015,017	3,068,536	3,108,721	(1)%	(6)%
Undivided profits	1,695,417	1,629,474	1,572,177	1,510,503	1,323,826	4%	28%
Accumulated other comprehensive loss, net	(253,337)	(312,511)	(367,474)	(440,402)	(415,152)	(19)%	39%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,962,341	4,869,161	4,809,235	4,730,698	4,611,302	2%	8%
Total liabilities and equity	$41,940,901	$41,243,007	$40,883,192	$40,302,528	$40,077,033	2%	5%
NM - Not meaningful *Amount is less than one percent.

(a)
In 3Q19, FHN reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses is immaterial. No adjustments were made to prior periods as the impact of the reclassification, including the effect on the allowance for loan losses was deemed to be immaterial in all periods.

(b) Includes loans on nonaccrual status.

(c)	3Q19 includes $368.9 million of SBA and USDA loans, $80.7 million of mortgage loans, and $5.7 million of other consumer loans.

(d)	Includes excess balances held at Fed.

(e)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in ~ $180 million and $200 million of lease assets and lease liabilities, respectively, being added to the balance sheet.

(f)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(g)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(h)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						3Q19 Changes vs.
(Thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Interest Income:
Loans, net of unearned income (b)	$357,724	$354,067	$334,167	$333,935	$333,088	1%	7%
Loans held-for-sale	6,069	8,128	9,877	11,759	9,977	(25)%	(39)%
Investment securities:
U.S. government agencies	26,322	29,075	30,107	30,744	31,106	(9)%	(15)%
States and municipalities	431	347	362	300	129	24%	NM
Corporate bonds	593	713	712	716	714	(17)%	(17)%
Other	1,634	1,278	895	955	592	28%	NM
Total investment securities	28,980	31,413	32,076	32,715	32,541	(8)%	(11)%
Trading securities	10,645	13,332	13,712	15,533	14,305	(20)%	(26)%
Other earning assets:
Federal funds sold	141	326	733	304	273	(57)%	(48)%
Securities purchased under agreements to resell	2,800	3,301	2,336	3,197	3,510	(15)%	(20)%
Interest-bearing cash	2,700	3,689	10,209	5,884	2,257	(27)%	20%
Total other earning assets	5,641	7,316	13,278	9,385	6,040	(23)%	(7)%
Interest income	$409,059	$414,256	$403,110	$403,327	$395,951	(1)%	3%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$26,670	$25,666	$24,641	$21,607	$17,968	4%	48%
Commercial interest	28,112	29,927	28,153	22,706	18,302	(6)%	54%
Market-indexed (c)	23,809	23,409	29,416	29,366	22,820	2%	4%
Total interest-bearing deposits	78,591	79,002	82,210	73,679	59,090	(1)%	33%
Federal funds purchased	4,898	3,142	2,287	1,933	2,355	56%	NM
Securities sold under agreements to repurchase	3,301	3,580	3,496	3,329	2,780	(8)%	19%
Trading liabilities	2,943	3,756	2,816	4,320	5,125	(22)%	(43)%
Other short-term borrowings	3,333	4,316	961	1,571	4,627	(23)%	(28)%
Term borrowings	13,752	14,683	14,337	13,842	13,992	(6)%	(2)%
Interest expense	106,818	108,479	106,107	98,674	87,969	(2)%	21%
Net interest income - tax equivalent basis	302,241	305,777	297,003	304,653	307,982	(1)%	(2)%
Fully taxable equivalent adjustment	(1,565)	(2,167)	(2,495)	(2,141)	(2,282)	28%	31%
Net interest income	$300,676	$303,610	$294,508	$302,512	$305,700	(1)%	(2)%
NM - Not meaningful
*Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

(b)	Includes interest on loans in nonaccrual status.

(c)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	3Q19	2Q19	1Q19	4Q18	3Q18

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.78%	5.05%	5.08%	5.00%	4.95%
Consumer loans	4.55	4.65	4.59	4.54	4.51
Total loans, net of unearned income (c)	4.73	4.95	4.96	4.88	4.84
Loans held-for-sale	5.33	5.36	5.89	6.58	5.49
Investment securities:
U.S. government agencies	2.45	2.61	2.68	2.74	2.71
States and municipalities	3.51	3.31	4.33	4.36	3.60
Corporate bonds	4.71	4.41	4.37	4.40	4.36
Other	34.52	34.73	34.56	33.16	31.97
Total investment securities	2.63	2.74	2.79	2.85	2.78
Trading securities	3.06	3.41	3.80	3.80	3.81
Other earning assets:
Federal funds sold	2.64	2.74	2.63	2.76	2.50
Securities purchased under agreements to resell	2.02	2.23	2.21	2.08	1.82
Interest-bearing cash	1.96	2.28	2.41	2.17	1.84
Total other earning assets	2.00	2.27	2.38	2.16	1.85
Interest income/total earning assets	4.35%	4.52%	4.49%	4.47%	4.43%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.77%	0.76%	0.75%	0.66%	0.56%
Commercial interest	1.76	1.82	1.74	1.53	1.30
Market-indexed (d)	2.28	2.46	2.52	2.35	2.02
Total interest-bearing deposits	1.29	1.32	1.35	1.23	1.03
Federal funds purchased	2.19	2.43	2.50	2.30	2.05
Securities sold under agreements to repurchase	1.81	2.08	2.06	1.86	1.53
Trading liabilities	2.33	2.75	3.04	3.15	2.90
Other short-term borrowings	2.47	2.66	3.40	2.55	2.13
Term borrowings (e)	4.64	4.96	4.89	4.72	4.53
Interest expense/total interest-bearing liabilities	1.52	1.58	1.57	1.46	1.31
Net interest spread	2.83%	2.94%	2.92%	3.01%	3.12%
Effect of interest-free sources used to fund earning assets	0.38	0.40	0.39	0.37	0.32
Net interest margin	3.21%	3.34%	3.31%	3.38%	3.44%

Total loan yield	4.73%	4.95%	4.96%	4.88%	4.84%
Total deposit cost	0.96%	0.99%	1.03%	0.92%	0.76%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.

(b)	Includes loan fees and cash basis interest income.

(c)	Includes loans on nonaccrual status.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(e)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						3Q19 Changes vs.
(Dollars and shares in thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Common equity tier 1 capital (a) (b) (c)	$3,326,059	$3,270,484	$3,239,249	$3,223,702	$3,252,825	2%	2%
Tier 1 capital (a) (b) (c)	3,679,398	3,620,001	3,583,577	3,565,373	3,589,565	2%	3%
Total capital (a) (c)	4,065,306	4,009,116	3,963,901	3,940,117	3,973,141	1%	2%

Risk-weighted assets (“RWA”) (a) (b)	36,989,100	35,341,740	33,656,950	33,002,595	33,041,617	5%	12%
Average assets for leverage (a) (b)	40,660,443	40,022,187	39,717,387	39,221,755	38,962,431	2%	4%

Common equity tier 1 ratio (a) (b) (c)	8.99%	9.25%	9.62%	9.77%	9.84%
Tier 1 ratio (a) (b) (c)	9.95%	10.24%	10.65%	10.80%	10.86%
Total capital ratio (a) (c)	10.99%	11.34%	11.78%	11.94%	12.02%
Leverage ratio (a) (b)	9.05%	9.04%	9.02%	9.09%	9.21%

Total equity to total assets (c)	11.43%	11.68%	11.79%	11.72%	11.67%
Tangible common equity/tangible assets (“TCE/TA”) (c) (d)	7.20%	7.29%	7.27%	7.15%	7.12%
Period-end shares outstanding (e)	311,180	312,478	315,361	318,573	323,943	*	(4)%
Cash dividends declared per common share	$0.14	$0.14	$0.14	$0.12	$0.12	*	17%
Book value per common share (c)	$14.80	$14.51	$14.13	$13.79	$13.43	2%	10%
Tangible book value per common share (c) (d)	$9.76	$9.47	$9.11	$8.81	$8.58	3%	14%
Market capitalization (millions)	$5,041.1	$4,665.3	$4,408.7	$4,192.4	$5,591.3	8%	(10)%
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.

(a)	Current quarter is an estimate.

(b)	See Glossary of Terms for definition.

(c)	3Q18 includes the effect of the pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(d)
TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

(e)	Decreases largely attributable to shares repurchased under share repurchase programs.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						3Q19 Changes vs.
(Thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Regional Banking
Net interest income	$302,370	$297,339	$285,913	$298,288	$301,099	2%	*
Noninterest income (a)	85,776	81,475	73,030	70,003	80,705	5%	6%
Total revenues	388,146	378,814	358,943	368,291	381,804	2%	2%
Provision for loan losses	20,472	17,775	13,443	8,488	7,205	15%	NM
Noninterest expense	193,211	193,268	199,468	206,001	207,549	*	(7)%
Income before income taxes	174,463	167,771	146,032	153,802	167,050	4%	4%
Provision for income taxes	41,762	39,507	33,860	36,077	39,195	6%	7%
Net income	$132,701	$128,264	$112,172	$117,725	$127,855	3%	4%

Fixed Income
Net interest income	$5,309	$6,171	$7,331	$9,011	$9,054	(14)%	(41)%
Noninterest income	77,809	65,622	53,807	39,678	41,124	19%	89%
Total revenues	83,118	71,793	61,138	48,689	50,178	16%	66%
Noninterest expense (b)	67,787	55,770	50,774	46,516	46,561	22%	46%
Income before income taxes	15,331	16,023	10,364	2,173	3,617	(4)%	NM
Provision/(benefit) for income taxes	3,656	3,781	2,397	408	719	(3)%	NM
Net income	$11,675	$12,242	$7,967	$1,765	$2,898	(5)%	NM

Corporate
Net interest income/(expense)	$(13,225)	$(7,034)	$(7,803)	$(15,356)	$(15,462)	(88)%	14%
Noninterest income (c)	7,359	9,400	13,352	(1,411)	222,620	(22)%	(97)%
Total revenues	(5,866)	2,366	5,549	(16,767)	207,158	NM	NM
Noninterest expense (d)	41,993	55,500	40,374	23,144	33,561	(24)%	25%
Income/(loss) before income taxes	(47,859)	(53,134)	(34,825)	(39,911)	173,597	10%	NM
Provision/ (benefit) for income taxes (e)	(11,550)	(13,159)	(11,396)	(14,608)	40,458	12%	NM
Net income/(loss)	$(36,309)	$(39,975)	$(23,429)	$(25,303)	$133,139	9%	NM

Non-Strategic
Net interest income	$6,222	$7,134	$9,067	$10,569	$11,009	(13)%	(43)%
Noninterest income (f)	791	1,496	856	2,004	4,523	(47)%	(83)%
Total revenues	7,013	8,630	9,923	12,573	15,532	(19)%	(55)%
Provision/(provision credit) for loan losses	(5,472)	(4,775)	(4,443)	(2,488)	(5,205)	(15)%	(5)%
Noninterest expense (g)	4,681	(4,144)	5,474	6,271	6,360	NM	(26)%
Income before income taxes	7,804	17,549	8,892	8,790	14,377	(56)%	(46)%
Provision for income taxes	1,928	4,338	2,197	2,172	3,553	(56)%	(46)%
Net income	$5,876	$13,211	$6,695	$6,618	$10,824	(56)%	(46)%

Total Consolidated
Net interest income	$300,676	$303,610	$294,508	$302,512	$305,700	(1)%	(2)%
Noninterest income	171,735	157,993	141,045	110,274	348,972	9%	(51)%
Total revenues	472,411	461,603	435,553	412,786	654,672	2%	(28)%
Provision/(provision credit) for loan losses	15,000	13,000	9,000	6,000	2,000	15%	NM
Noninterest expense	307,672	300,394	296,090	281,932	294,031	2%	5%
Income before income taxes	149,739	148,209	130,463	124,854	358,641	1%	(58)%
Provision for income taxes	35,796	34,467	27,058	24,049	83,925	4%	(57)%
Net income	$113,943	$113,742	$103,405	$100,805	$274,716	*	(59)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(b)	3Q19 includes a $7.5 million unfavorable adjustment associated with the net impact of the resolution of legal matters.

(c)
1Q19 and 4Q18 include $6.2 million and $(7.1) million of deferred compensation income driven by equity market valuations; 1Q19 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B shares.

(d)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

(e)	3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares.

(f)	2Q19 and 3Q18 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.

(g)	2Q19 includes an $8.3 million expense reversal related to the resolution of legal matters.

FHN REGIONAL BANKING
Quarterly, Unaudited

						3Q19 Changes vs.
	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Income Statement (thousands)
Net interest income	$302,370	$297,339	$285,913	$298,288	$301,099	2%	*
Provision for loan losses	20,472	17,775	13,443	8,488	7,205	15%	NM
Noninterest income:
NSF / Overdraft fees (a)	13,699	12,347	11,579	14,128	13,583	11%	1%
Cash management fees	9,561	8,026	8,857	9,073	9,237	19%	4%
Debit card income (b)	4,749	4,960	5,372	(3,142)	7,811	(4)%	(39)%
Other	4,574	5,275	4,195	3,554	3,357	(13)%	36%
Total deposit transactions and cash management	32,583	30,608	30,003	23,613	33,988	6%	(4)%
Brokerage, management fees and commissions	14,156	14,118	12,630	13,377	14,199	*	*
Trust services and investment management	7,190	7,902	7,056	6,961	7,453	(9)%	(4)%
Bankcard income	7,028	6,594	7,039	7,738	7,866	7%	(11)%
Other service charges	5,650	5,460	3,711	3,255	3,447	3%	64%
Miscellaneous revenue (c)	19,169	16,793	12,591	15,059	13,752	14%	39%
Total noninterest income	85,776	81,475	73,030	70,003	80,705	5%	6%
Noninterest expense:
Employee compensation, incentives, and benefits	73,713	76,752	81,796	82,304	81,140	(4)%	(9)%
Other (d)	119,498	116,516	117,672	123,697	126,409	3%	(5)%
Total noninterest expense	193,211	193,268	199,468	206,001	207,549	*	(7)%
Income before income taxes	$174,463	$167,771	$146,032	$153,802	$167,050	4%	4%
PPNR (e)	194,935	185,546	159,475	162,290	174,255	5%	12%

Balance Sheet (millions)
Average loans	$28,958	$27,533	$26,107	$25,877	$25,964	5%	12%
Average other earning assets	47	47	39	41	60	*	(22)%
Total average earning assets	29,005	27,580	26,146	25,918	26,024	5%	11%
Total average deposits	30,044	29,954	29,590	28,316	27,565	*	9%
Total period-end deposits	30,060	30,272	30,354	29,344	27,726	(1)%	8%
Total period-end assets	33,157	31,340	29,544	29,126	28,739	6%	15%

Key Statistics
Return on average assets (quarters are annualized) (f)	1.66%	1.70%	1.58%	1.64%	1.78%
Return on allocated equity (f) (g)	17.53%	17.38%	15.54%	15.86%	16.90%
Fee income to total revenue (f)	22.10%	21.51%	20.35%	19.01%	21.14%
Efficiency ratio (f)	49.78%	51.02%	55.57%	55.93%	54.36%
Net interest margin (h)	4.16%	4.35%	4.47%	4.60%	4.62%
Net interest spread	3.82%	3.99%	3.98%	4.04%	4.08%
Loan average yield	4.68%	4.88%	4.86%	4.78%	4.69%
Deposit average rate	0.86%	0.89%	0.88%	0.74%	0.61%
Regional banking net charge-offs/(recoveries)	$17,074	$7,841	$5,540	$12,597	$3,693	NM	NM
Financial center locations (i)	270	292	292	292	292	(8)%	(8)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	3Q19 and 2Q19 increase due in large part to higher fees from derivative sales.

(d)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses.

(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(f)	See Glossary of Terms for definitions of Key Ratios.

(g)	Segment equity is allocated based on an internal allocation methodology.

(h)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

(i)	3Q19 decrease driven by restructuring, repositioning, and efficiency initiatives.

FHN FIXED INCOME
Quarterly, Unaudited

						3Q19 Changes vs.
	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Income Statement (thousands)
Net interest income	$5,309	$6,171	$7,331	$9,011	$9,054	(14)%	(41)%
Noninterest income:
Fixed income product revenue	63,646	54,533	44,472	30,028	34,268	17%	86%
Other	14,163	11,089	9,335	9,650	6,856	28%	NM
Total noninterest income	77,809	65,622	53,807	39,678	41,124	19%	89%
Noninterest expense (a)	67,787	55,770	50,774	46,516	46,561	22%	46%
Income before income taxes	$15,331	$16,023	$10,364	$2,173	$3,617	(4)%	NM
Fixed income product average daily revenue	$994	$866	$729	$492	$544	15%	83%

Balance Sheet (millions)
Average trading inventory	$1,390	$1,563	$1,443	$1,633	$1,500	(11)%	(7)%
Average loans held-for-sale	367	528	571	608	617	(30)%	(41)%
Average other earning assets	709	670	491	675	826	6%	(14)%
Total average earning assets	2,466	2,761	2,505	2,916	2,943	(11)%	(16)%
Total period-end assets	3,323	3,233	3,094	2,789	3,742	3%	(11)%

Key Statistics
Return on average assets (b)	1.61%	1.57%	1.13%	0.22%	0.35%
Return on allocated equity (b) (c)	23.30%	24.29%	16.20%	3.38%	5.47%
Efficiency ratio (b)	81.56%	77.68%	83.05%	95.54%	92.79%
Net interest margin (d)	0.88%	0.92%	1.19%	1.26%	1.26%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	3Q19 includes a $7.5 million unfavorable adjustment associated with the net impact of the resolution of legal matters.

(b)	See Glossary of Terms for definitions of Key Ratios.

(c)	Segment equity is allocated based on an internal allocation methodology.

(d)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						3Q19 Changes vs.
	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Income Statement (thousands)
Net interest income/(expense)	$(13,225)	$(7,034)	$(7,803)	$(15,356)	$(15,462)	(88)%	14%
Noninterest income excluding securities gains/(losses) (a)	7,262	9,351	13,321	(1,383)	9,762	(22)%	(26)%
Securities gains/(losses), net (b)	97	49	31	(28)	212,858	99%	NM
Noninterest expense (c)	41,993	55,500	40,374	23,144	33,561	(24)%	25%
Income/(loss) before income taxes	$(47,859)	$(53,134)	$(34,825)	$(39,911)	$173,597	10%	NM

Average Balance Sheet (millions)
Average investment securities	$4,389	$4,568	$4,594	$4,582	$4,675	(4)%	(6)%
Total earning assets	$4,916	$5,295	$6,463	$5,732	$5,213	(7)%	(6)%

Deferred Compensation (thousands)
Other Income	$471	$1,938	$5,474	$(6,124)	$1,458	(76)%	(68)%
Employee compensation, incentives, and benefits	$567	$2,150	$6,221	$(6,983)	$1,968	(74)%	(71)%
Estimated effective duration of securities portfolio 2.4 years in 3Q19 compared to 2.8 years in 2Q19
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
* Amount is less than one percent.

(a)
1Q19 includes higher deferred compensation income driven by equity market valuations; 4Q18 includes lower deferred compensation income driven by equity market valuations and a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q19 and 3Q18 include $1.0 million and $.8 million, respectively, of gains on the sales of buildings.

(b)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(c)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 8 for additional information about variability in quarterly balances; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

FHN NON-STRATEGIC
Quarterly, Unaudited

						3Q19 Changes vs.
	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Income Statement (thousands)
Net interest income	$6,222	$7,134	$9,067	$10,569	$11,009	(13)%	(43)%
Provision/(provision credit) for loan losses	(5,472)	(4,775)	(4,443)	(2,488)	(5,205)	(15)%	(5)%
Noninterest income (a)	791	1,496	856	2,004	4,523	(47)%	(83)%
Noninterest expense (b)	4,681	(4,144)	5,474	6,271	6,360	NM	(26)%
Income before income taxes	$7,804	$17,549	$8,892	$8,790	$14,377	(56)%	(46)%

Average Balance Sheet (millions)
Loans	$935	$1,011	$1,087	$1,161	$1,272	(8)%	(26)%
Other assets	66	77	88	98	100	(14)%	(34)%
Total assets	1,001	1,088	1,175	1,259	1,372	(8)%	(27)%

Key Statistics
Return on average assets (c)	2.33%	4.87%	2.31%	2.09%	3.13%
Return on allocated equity (c) (d)	31.56%	64.04%	25.49%	22.06%	28.23%
Fee income to total revenue (c)	11.28%	17.33%	8.63%	15.94%	29.12%
Efficiency ratio (c)	66.75%	NM	55.16%	49.88%	40.95%
Net interest margin (e)	2.47%	2.65%	3.11%	3.35%	3.19%
Net charge-offs/(recoveries)	$(2,474)	$(2,679)	$(1,027)	$(1,062)	$(2,190)	8%	(13)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	2Q19 and 3Q18 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.
(b) 2Q19 includes an $8.3 million expense reversal related to the settlement of litigation matters.

(c)	See Glossary of Terms for definitions of Key Ratios.

(d)	Segment equity is allocated based on an internal allocation methodology.

(e)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

3Q19 Changes vs.
(Dollars in thousands)	3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Allowance for Loan Losses Walk-Forward
Beginning reserve	$192,749	$184,911	$180,424	$185,959	$185,462	4%	4%
Provision/(provision credit) for loan losses	15,000	13,000	9,000	6,000	2,000	NM	NM
Charge-offs	(24,337)	(12,223)	(10,527)	(17,824)	(9,482)	(99)%	NM
Recoveries	9,737	7,061	6,014	6,289	7,979	38%	22%
Ending balance	$193,149	$192,749	$184,911	$180,424	$185,959	*	4%
Reserve for unfunded commitments	6,890	7,524	8,014	7,618	7,581	(8)%	(9)%
Total allowance for loan losses plus reserve for unfunded commitments	$200,039	$200,273	$192,925	$188,042	$193,540	*	3%

Allowance for Loan Losses (a)
Regional Banking	$174,246	$170,849	$160,914	$153,015	$157,126	2%	11%
Non-Strategic	18,903	21,900	23,997	27,409	28,833	(14)%	(34)%
Total allowance for loan losses	$193,149	$192,749	$184,911	$180,424	$185,959	*	4%

Nonperforming Assets
Regional Banking
Nonperforming loans (b)	$118,506	$145,265	$115,977	$79,339	$76,145	(18)%	56%
OREO	13,408	13,251	16,698	18,535	20,571	1%	(35)%
Total Regional Banking	$131,914	$158,516	$132,675	$97,874	$96,716	(17)%	36%
Non-Strategic
Nonperforming loans	$52,346	$57,654	$63,960	$66,703	$68,485	(9)%	(24)%
Nonperforming loans held-for-sale after fair value adjustments	4,199	4,514	5,219	5,328	5,675	(7)%	(26)%
OREO	4,408	3,342	3,978	3,852	5,155	32%	(14)%
Total Non-Strategic	$60,953	$65,510	$73,157	$75,883	$79,315	(7)%	(23)%
Corporate
Nonperforming loans	$1,643	$1,667	$1,687	$1,707	$1,727	(1)%	(5)%
Total nonperforming assets	$194,510	$225,693	$207,519	$175,464	$177,758	(14)%	9%

Net Charge-Offs
Regional Banking	$17,074	$7,841	$5,540	$12,597	$3,693	NM	NM
Non-Strategic	(2,474)	(2,679)	(1,027)	(1,062)	(2,190)	8%	(13)%
Total net charge-offs/(recoveries)	$14,600	$5,162	$4,513	$11,535	$1,503	NM	NM

Consolidated Key Ratios (c)
30+ Delinq. % (d)	0.23%	0.20%	0.23%	0.27%	0.35%
NPL % (e)	0.55	0.69	0.65	0.54	0.54
NPA %	0.61	0.74	0.72	0.62	0.63
Net charge-offs % (f)	0.19	0.07	0.07	0.17	0.02
Allowance / loans %	0.62	0.65	0.66	0.66	0.68
Allowance / NPL	1.12	x	0.94	x	1.02	x	1.22	x	1.27	x
Allowance / NPA	1.01	x	0.87	x	0.91	x	1.06	x	1.08	x
Allowance / net charge-offs	3.33	x	9.31	x	10.10	x	3.94	x	31.20	x

Other
Loans past due 90 days or more and still accruing (g)	$27,182	$28,663	$30,896	$39,992	$49,352	(5)%	(45)%
Guaranteed portion (g)	6,028	5,628	5,725	7,237	7,772	7%	(22)%
Period-end loans, net of unearned income (millions)	31,261	29,713	27,990	27,536	27,350	5%	14%
30+ delinquencies (thousands)	$70,675	$58,861	$63,693	$75,164	$95,092	20%	(26)%
Certain previously reported amounts have been reclassified to agree with current presentation
NM - Not meaningful

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed through 2Q18 from the Regional Banking segment to the Non-Strategic segment.

(b)	3Q19 decrease in nonperforming loans was primarily driven by one mortgage warehouse lending relationship that converted to the underlying collateral.

(c)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(d)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(e)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit.

(f)	3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits; 4Q18 increase in charge-offs as a percentage of total loans was primarily driven by two credits.

(g)	Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

3Q19 Changes vs.
3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Key Portfolio Details
C&I (a)
Period-end loans ($ millions)	$20,294	$19,054	$17,176	$16,515	$16,044	7%	26%
30+ Delinq. % (b) (c)	0.11%	0.05%	0.07%	0.06%	0.15%
NPL % (d)	0.38	0.56	0.44	0.24	0.26
Charge-offs % (qtr. annualized) (e)	0.32	0.14	0.06	0.20	0.01
Allowance / loans %	0.56%	0.61%	0.60%	0.60%	0.63%
Allowance / net charge-offs	1.87	x	4.77	x	11.26	x	3.06	x	74.66	x

Commercial Real Estate (a)
Period-end loans ($ millions)	$4,229	$3,861	$3,947	$4,031	$4,237	10%	*
30+ Delinq. % (b) (f)	0.04%	0.07%	0.04%	0.06%	0.20%
NPL %	0.05	0.07	0.07	0.07	0.02
Charge-offs % (qtr. annualized)	0.02	0.02	0.04	0.05	NM
Allowance / loans %	0.84%	0.85%	0.87%	0.78%	0.80%
Allowance / net charge-offs	47.70	39.25	x	22.50	x	15.45	x	NM

Consumer Real Estate
Period-end loans ($ millions)	$6,063	$6,110	$6,152	$6,250	$6,301	(1)%	(4)%
30+ Delinq. % (b)	0.59%	0.62%	0.66%	0.74%	0.73%
NPL %	1.31	1.25	1.34	1.32	1.27
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.36%	0.37%	0.39%	0.42%	0.46%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$182	$193	$209	$222	$237	(6)%	(23)%
30+ Delinq. % (b) (g)	3.83%	2.22%	1.95%	3.21%	3.56%
NPL %	7.83	9.28	10.01	9.76	9.41
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	4.84%	4.49%	4.82%	4.95%	4.68%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Credit Card and Other
Period-end loans ($ millions)	$493	$495	$506	$518	$531	*	(7)%
30+ Delinq. % (b)	0.94%	1.06%	1.20%	1.63%	1.64%
NPL %	0.07	0.09	0.09	0.12	0.13
Charge-offs % (qtr. annualized)	2.10	2.17	2.44	3.32	3.32
Allowance / loans %	2.58%	2.46%	2.50%	2.46%	2.21%
Allowance / net charge-offs	1.21	x	1.13	x	1.01	x	0.73	x	0.66	x
NM - Not meaningful

(a)
In 3Q19, FHN reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses is immaterial. No adjustments were made to prior periods as the impact of the reclassification, including the effect on the allowance for loan losses was deemed to be immaterial in all periods.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)	3Q19 increase in delinquencies as a percentages of total loans was primarily driven by one credit.

(d)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit; 1Q19 increase in NPLs as a percentages of total loans was primarily driven by three credits.

(e)
3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits; 2Q19 increase in charge-offs as a percentage of total loans was primarily driven by one credit; 4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits;

(f)	3Q18 delinquencies were primarily driven by two credits.

(g)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by two credits.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

3Q19 Changes vs.
3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Total Regional Banking (a)
Period-end loans ($ millions)	$30,345	$28,711	$26,898	$26,385	$26,082	6%	16%
30+ Delinq. % (c) (d)	0.18%	0.15%	0.17%	0.19%	0.26%
NPL % (e)	0.39	0.51	0.43	0.30	0.29
Charge-offs % (qtr. annualized) (f)	0.23	0.11	0.09	0.19	0.06
Allowance / loans %	0.57%	0.60%	0.60%	0.58%	0.60%
Allowance / net charge-offs	2.57	x	5.43	x	7.16	x	3.06	x	10.73	x

Key Portfolio Details
C&I (a) (b)
Period-end loans ($ millions)	$19,962	$18,710	$16,812	$16,149	$15,671	7%	27%
30+ Delinq. % (c) (d)	0.11%	0.05%	0.06%	0.06%	0.15%
NPL % (e)	0.37	0.56	0.43	0.23	0.25
Charge-offs % (qtr. annualized) (f)	0.33	0.14	0.06	0.21	0.01
Allowance / loans %	0.57%	0.61%	0.61%	0.60%	0.63%
Allowance / net charge-offs	1.87	x	4.73	x	10.98	x	3.01	x	71.90

Commercial Real Estate (a) (b)
Period-end loans ($ millions)	$4,172	$3,787	$3,867	$3,955	$4,120	10%	1%
30+ Delinq. % (c) (g)	0.04%	0.07%	0.04%	0.06%	0.21%
NPL %	0.05	0.07	0.07	0.08	0.02
Charge-offs % (qtr. annualized)	0.02	0.02	0.04	0.05	NM
Allowance / loans %	0.79%	0.77%	0.80%	0.71%	0.73%
Allowance / net charge-offs	43.95	34.79	20.16	13.63	NM

Consumer Real Estate (a)
Period-end loans ($ millions)	$5,759	$5,773	$5,780	$5,845	$5,859	*	(2)%
30+ Delinq. % (c)	0.48%	0.50%	0.52%	0.58%	0.56%
NPL %	0.74	0.66	0.71	0.67	0.61
Charge-offs % (qtr. annualized)	NM	NM	0.04	0.07	0.03
Allowance / loans %	0.26%	0.25%	0.26%	0.25%	0.28%
Allowance / net charge-offs	NM	NM	6.17	x	3.38	10.63

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$452	$441	$439	$436	$432	2%	5%
30+ Delinq. % (c)	0.69%	0.72%	0.74%	0.95%	0.80%
NPL %	0.05	0.06	0.08	0.09	0.08
Charge-offs % (qtr. annualized)	2.00	1.82	2.08	2.55	2.98
Allowance / loans %	2.82%	2.76%	2.87%	2.90%	2.64%
Allowance / net charge-offs	1.41	x	1.52	x	1.38	x	1.13	x	0.90	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$34	$35	$38	$39	$42	(3)%	(19)%
30+ Delinq. % (c)	5.00%	4.03%	4.54%	4.37%	4.21%
NPL %	4.90	4.79	4.49	4.35	4.12
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed through 2Q18 from the Regional Banking segment to the Non-Strategic segment.

(b)
In 3Q19, FHN reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses is immaterial. No adjustments were made to prior periods as the impact of the reclassification, including the effect on the allowance for loan losses was deemed to be immaterial in all periods.

(c)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(d)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by one credit.

(e)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit; 1Q19 increase in NPLs as a percentage of total loans was primarily driven by three credits.

(f)
3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits; 2Q19 increase in charge-offs as a percentage of total loans was primarily driven by one credit; 4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(g)	3Q18 delinquencies were primarily driven by two credits.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

3Q19 Changes vs.
3Q19	2Q19	1Q19	4Q18	3Q18	2Q19	3Q18

Total Non-Strategic (a)
Period-end loans ($ millions)	$882	$967	$1,054	$1,112	$1,226	(9)%	(28)%
30+ Delinq. % (b)	1.67%	1.42%	1.63%	2.15%	2.08%
NPL %	5.93	5.96	6.06	6.00	5.59
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.14%	2.27%	2.27%	2.47%	2.35%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial (a)
Period-end loans ($ millions)	$388	$418	$444	$441	$490	(7)%	(21)%
30+ Delinq. % (b)	—%	—%	0.38%	0.39%	—%
NPL %	0.70	0.66	0.64	0.65	0.60
Charge-offs % (qtr. annualized)	—	0.02	NM	NM	NM
Allowance / loans %	0.77%	1.20%	1.10%	0.99%	1.02%
Allowance / net charge-offs	NM	56.57	NM	NM	NM

Consumer Real Estate (a)
Period-end loans ($ millions)	$304	$337	$372	$405	$442	(10)%	(31)%
30+ Delinq. % (b)	2.62%	2.60%	2.77%	3.07%	3.06%
NPL %	12.14	11.40	11.25	10.76	10.08
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.33%	2.44%	2.41%	2.95%	2.81%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$145	$155	$168	$179	$191	(6)%	(24)%
30+ Delinq. % (b) (c)	3.50%	1.67%	1.14%	2.87%	3.31%
NPL %	8.56	10.36	11.29	10.97	10.60
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	6.05%	5.57%	5.96%	6.10%	5.76%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Other Consumer
Period-end loans ($ millions)	$45	$57	$70	$87	$103	(21)%	(56)%
30+ Delinq. % (b)	3.78%	4.21%	4.61%	5.35%	5.47%
NPL %	0.72	0.72	0.56	0.69	0.66
Charge-offs % (qtr. annualized)	2.84	4.41	4.35	6.77	4.47
Allowance / loans %	0.09%	0.09%	0.20%	0.15%	0.37%
Allowance / net charge-offs	0.03	x	0.02	x	0.04	x	0.02	0.08
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed through 2Q18 from the Regional Banking segment to the Non-Strategic segment.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by two credits.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	3Q19	2Q19	1Q19	4Q18	3Q18

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,996,043	$4,926,081	$4,846,521	$4,785,380	$4,741,931
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,604,988	$4,535,026	$4,455,466	$4,394,325	$4,350,876
Less: Intangible assets (GAAP) (b)	1,569,193	1,575,399	1,581,605	1,587,821	1,571,317
(C) Tangible common equity (Non-GAAP)	$3,035,795	$2,959,627	$2,873,861	$2,806,504	$2,779,559

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$43,717,684	$42,171,770	$41,099,003	$40,832,258	$40,635,924
Less: Intangible assets (GAAP) (b)	1,569,193	1,575,399	1,581,605	1,587,821	1,571,317
(E) Tangible assets (Non-GAAP)	$42,148,491	$40,596,371	$39,517,398	$39,244,437	$39,064,607

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,962,341	$4,869,161	$4,809,235	$4,730,698	$4,611,302
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,571,286	$4,478,106	$4,418,180	$4,339,643	$4,220,247
Less: Average intangible assets (GAAP) (b)	1,572,312	1,578,505	1,584,694	1,569,533	1,572,886
(H) Average tangible common equity (Non-GAAP)	$2,998,974	$2,899,601	$2,833,486	$2,770,110	$2,647,361

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$434,469	$438,562	$401,642	$382,238	$1,072,318

Period-end Shares Outstanding
(J) Period-end shares outstanding	311,180	312,478	315,361	318,573	323,943

Ratios
(I)/(G) Return on average common equity (“ROCE”) (GAAP)	9.50%	9.79%	9.09%	8.81%	25.41%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	14.49%	15.12%	14.17%	13.80%	40.51%
(A)/(D) Total equity to total assets (GAAP)	11.43%	11.68%	11.79%	11.72%	11.67%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.20%	7.29%	7.27%	7.15%	7.12%
(B)/(J) Book value per common share (GAAP)	$14.80	$14.51	$14.13	$13.79	$13.43
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.76	$9.47	$9.11	$8.81	$8.58

(a)	Included in Total equity on the Consolidated Balance Sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.